Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 11, 2003, in Amendment No. 2 of the Registration Statement (Form S-1 No. 333-107123) dated September 15, 2003, and related prospectus of SprectaSite, Inc.

          /s/ Ernst & Young LLP

Raleigh, North Carolina
September 12, 2003